Exhibit 3.1(m)

Articles of Organization

Domestic Limited Liability Company

LLC Rev. 9/94

Secretary of the State

30 Trinity Street

Hartford, Connecticut 06106

NOTE:  This form constitutes only the minimum statutory requirements for filing with the Office of the Secretary of the State.  Should you wish to include additional information, you may attach a plain sheet of 8 1/2 x 11 paper to the document.

1.                                       The name of the limited liability company:

Partner Communications Group, LLC

2.                                       The nature of business to be transacted or the purpose to be promoted or carried out by the limited liability company is as follows:

To engage in any lawful act or activity for which Limited Liability Companies may be formed under the laws of the State of Connecticut

3.                                       Principal office address (P.O. Box is not acceptable):

27 Mendingwall Circle, Madison, Connecticut 06443

4.                                       Statutory agent for Service of Process, P.A. 93-267:

Name: William J. Kaliazewski, Jr.	Business Address: 27 Mendingwall Circle, Madison,
Connecticut 06443

Business Address: 27 Mendingwall Circle, Madison,
Connecticut 06443

5.                                       The latest date upon which the limited liability company will dissolve:

December 31, 2020

EXECUTION

6.	Dated this 1st day of July 1996

7.	William J. Kaliszewski, Jr.	8.	/s/ William J. Kaliszewski, Jr.
	Name of Organizer (Print or Type)		Signature

9.	Acceptance of appointed statutory agent.

	William J. Kaliszewski, Jr.	10.	/s/ William J. Kaliszewski, Jr.
	Name (Print or Type)		Signature

ARTICLES OF AMENDMENT

LIMITED LIABLITY COMPANY

Office of the Secretary of the State

30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-0470/REV 5-13-98

1.                                       NAME OF LIMITED LIABILITY COMPANY:

PARTNER COMMUNICATIONS GROUP, LLC

2.                                       THE LIMITED LIABILITY COMPANY’S ARTICLES OF ORGANIZATION ARE (check A, B, or C):

☒	A.	Amended.

☐	B.	Amended and Restated.

☐	C.	Restated.

3.                                       TEXT OF EACH AMENDMENT RESTATEMENT:

Paragraph 1 of the Articles of Organization of PARTNER COMMUNICATIONS GROUP, LLC is hereby deleted and the following is hereby inserted in its place:

“1                                    The name of the limited liability company

Partner Communications LLC”

(Please reference an 8-1/2 x 11 attachment if additional space is needed)

4.                                       EXECUTION

Dated as of the 1st day of December, 2000.

William J. Kaliszewski, Jr.	Chief Executive Manager	/s/ William J. Kaliszewski, Jr.
Print or type name of signatory	(Capacity of signatory)	Signature

ARTICLES OF AMENDMENT

PARTNER COMMUNICATIONS LLC

The undersigned hereby certifies as follows:

1.                                       The name of the limited liability company is:  PARTNER COMMUNICATIONS LLC (hereinafter referred to as the “Company”).

2.                                       The Articles of Organization of the Company is hereby amended to change the name of the Company to:  CONNECTICUT BROADBAND, LLC

The undersigned hereby declares under the penalties of false statement that the statements made in the foregoing certificate are true.

Dated as of the 22nd day of December 2004.

CONNECTICUT PARTNER TELECOM, INC.
Sole Member of Partner Communications LLC

By:	/s/ William Kaliszewski
Name: William Kaliszewski
Title: President

Please return to:

Gregg J. Lallier

Updike, Kelly & Spellacy, P.C.

One Century Tower

265 Church Street

New Haven, Connecticut 06510-7002